Report of Independent Registered Public
Accounting Firm

To the Shareholders and Board of Trustees of the Access One Funds:

In planning and performing our audit of the financial statements of the Access One Funds
(comprising the Access Flex High Yield Fund
 and the Access Flex Bear High Yield) (the
Funds) as of and for the year ended
October 31, 2008, in accordance with the standards of the Public Company Accounting
Oversight Board (United States), we considered
 its internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR,
but not for the purpose of expressing an opinion of the effectiveness of the Access Ones internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Funds is responsible
for establishing and maintaining effective
internal control over financial reporting.
In fulfilling this responsibility, estimates and
judgments by management are required to
assess the expected benefits and related costs
of controls.   The Funds internal control
over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Funds internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and
(3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.

Because of inherent limitations, internal control
 over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds internal control
 over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight
Board (United States). However, we noted no deficiencies in the Funds internal control over financial reporting and its operation, including controls for safeguarding securities that we consider to be a material weakness as defined above as of October 31, 2008.

This report is intended solely for the information
 and use of management and the Board of
Trustees of the Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

/s/ Ernst & Young LLP


Columbus, Ohio
December 29, 2008